                                                                    Exhibit 10.3


                        SEPARATION AND RELEASE AGREEMENT

      This Separation and Release Agreement (this "Agreement"), is dated as of February 28, 2001, among Elektryon, a Nevada corporation (the "Company"), Phil
C. Meisinger ("Meisinger") and Gene E. Stinson ("Stinson" and, together with Meisinger, the "Executives").

      The purpose of this Agreement is to set forth the agreements of the Company and the Executives regarding each Executive's resignation from the Company and certain other matters.

      Unless the context requires otherwise, terms used in this Agreement and not defined herein shall have the respective meanings set forth in the Voting Agreement (as defined below).

      In consideration of the foregoing premises and the agreements and undertakings hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    RESIGNATION.

      (a) Each Executive acknowledges and agrees that his employment (in any and all capacities, executive and otherwise) with the Company and each subsidiary of the Company (each, a "Subsidiary") was terminated on February 7, 2001 and that he resigned, effective at 9:00 a.m. (New York City time) on February 28, 2001, from the board of directors of the Company and any Subsidiary, and the Company and each Subsidiary accepted the resignations of the Executives effective at that time.

      (b) The Company and each Executive agree and acknowledge (and each Executive represents and warrants) that each Company Agreement (as defined below) is terminated, cancelled and null and void, effective immediately, and neither Executive nor any Executive Person (as defined below) is entitled to receive any payments, compensation or other amounts from the Company or any Subsidiary under any of the Company Agreements or otherwise. "Company Agreements" means, collectively, each agreement set forth on Schedule 1 hereto and any other written, oral, express or implied agreement or understanding between either Executive or any other Executive Person, on the one hand, and the Company or any Subsidiary, on the other, but excluding only this Agreement and the Concurrent Agreements (as defined below). Each Executive shall use his best efforts to cause each Executive Person to take any and all actions necessary to terminate, cancel, nullify and void, effective immediately, any Company Agreement to which he, she or it is a party without receipt of any payment or consideration.

      (c) Each Executive, individually, as to himself and his respective Executive Persons, represents, warrants, acknowledges and agrees that neither he nor any of his Executive Persons is entitled to receive any benefits, payments or other rights under any of the Company's or any Subsidiary's benefit plans, insurance plans, compensation plans or other plans, except that such Executive may be entitled by law to receive COBRA benefits at the Executive's sole expense.

      (d) The Company and each Executive agree (and each Executive, individually, as to himself and his respective Executive Persons, represents and warrants) that, effective immediately, any and all relationships, agreements and understandings between such Executive, any member of his Immediate Family, any Person any one of them (including an Executive) Controls, and any of their respective Affiliates and Associates (including, without limitation, the Executive's Affiliates and Associates) (for each Executive (including such Executive), collectively, the "Executive Persons"), on one hand, and the Company (or any Subsidiary), on the other (including, without limitation, any agreement of the Company or any Subsidiary to sell to any Executive or Executive Person (or any of their respective successors and assigns) systems, products or devices developed, manufactured and/or sold by the Company or any Subsidiary), are severed, terminated, cancelled and declared null and void, without any payment by or obligation of the Company or any Subsidiary. Executive Persons shall exclude Jim and Tracy Adreon, Phillip C. Meisinger III and Paul Servello and each of their respective Affiliates but only if such Affiliate is not an Affiliate or Associate of an Executive.

      (e) Notwithstanding anything to the contrary contained in this Agreement, the assignment and conveyance contemplated by the Assignment of Intellectual Property for Value, dated February 12, 1996, by the Executives and Edwin W. Wheeler in favor of the Company and any other agreement or instrument of assignment or conveyance of property or assets including, without limitation, the real property located in Odessa, Texas, by any of the Executives (or any other Executive Person) in favor of the Company (or any Subsidiary) (collectively, the "Assignments"), shall remain in full force and effect; provided, that neither the Company nor any Subsidiary shall have any further obligations or duties thereunder in favor of the Executives, any Executive Person or any other party. Each Executive hereby represents and warrants to the Company that each assignment and conveyance by such Executive (and any other of his Executive Persons) under each of the Assignments is legal, valid, binding and enforceable and is in full force and effect.

2. OPTIONS. The Company and each Executive agree that, effective upon the execution and delivery of this Agreement, all of the options to purchase shares of common stock, $.001 par value per share, of the Company (the "Common Stock"), including, without limitation, any option referred to in Schedule 1 ("Options"), and any other rights to acquire securities of the Company or any Subsidiary ("Rights"), beneficially owned (as defined in the Voting Agreement) or otherwise owned or held by the Executive or any Executive Person (or in which any such Person has any beneficial interest) are hereby cancelled and terminated and deemed to be null and void ab initio (whether or not such Options or other Rights are currently vested or exercisable).

3.    COMMON STOCK AND OTHER PROPERTY.

      (a) (i) Meisinger hereby surrenders to the Company, as a capital contribution to the Company for the purpose of inducing third parties to engage in potential strategic transactions with the Company, 204,875 shares of Common Stock (the "Meisinger Surrendered Shares"), and (ii) Stinson hereby surrenders to the Company, as a capital contribution to the Company for the purpose of inducing third parties to engage in potential strategic transactions with the Company, 257,075 shares of Common Stock (the "Stinson Surrendered Shares" and together with the Meisinger Surrendered Shares, the "Surrendered Shares"). "Meisinger Excluded Shares" shall mean, collectively, (1) 35,000 shares of Common Stock registered on the date hereof in the name of Jim and Tracy Adreon, 10,000 of which are evidenced by stock certificate number 2053 of the Company dated August 19, 1998 and 25,000 of which are evidenced by stock certificate number 1103 of the Company dated September 18, 1998; (2) 35,900 shares of Common Stock beneficially owned and owned of record on the date hereof by Phillip C. Meisinger III, 34,900 of such shares are evidenced by a stock certificate of the Company and 1,000 of such shares are evidenced by an affidavit of loss and indemnity signed by Phillip C. Meisinger, III previously received by the Company; and (3) 10,000 shares of Common Stock to be delivered to Doug Hoitenga pursuant to Section 3(d) of this Agreement on the date hereof. For purposes of this Agreement, an Executive or Executive Person will be deemed to have a beneficial interest in (1) Common Stock if such Executive or Executive Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power which includes the power to vote, or to direct the voting of, such shares of Common Stock, (ii) investment power which includes the power to dispose, or to direct the disposition of, such shares of Common Stock and/or (iii) the right to acquire a beneficial interest in such shares of Common Stock, as defined in clauses (i) and (ii), at any time, and (2) Options or Rights, if such Executive or Executive Person, directly or indirectly, (x) through any contract, arrangement, understanding, relationship or otherwise has or shares (i) investment power, which includes the power to dispose, or to direct the disposition of, such Options or Rights and/or (ii) the right or power (disregarding any limitations or terms relating to vesting or exercisability) to exercise or convert any such Option or Right and/or (y) is or was a party to any agreement, contract or understanding with respect to any Option or Right (or is or was the intended beneficiary thereof). Contemporaneously with the execution and delivery of this Agreement, each Executive is executing and delivering to the Company a voting agreement in the form of Exhibit 3(a) hereto (the "Voting Agreement").

      (b) Each Executive, individually for himself and each other of his Executive Persons, as a capital contribution to the Company for the purpose of inducing third parties to engage in potential strategic transactions with the Company, hereby assigns and transfers to the Company any and all right, title and interest he or any other of his Executive Persons has or may have in any Confidential Information (as defined below), patents and patent applications, copyrights (and any applications therefor), trademarks (registered and unregistered), tradenames, trade secrets (as defined in the Nevada Uniform Trade Secrets Act), product ideas, designs, configurations, processes, techniques, formulas, software, improvements, inventions, data, know-how, copyrightable materials, marketing plans and strategies, sales and financial reports and forecasts, customer lists, creative works, developments, inventions and useful ideas of any description whatsoever, whether or not patentable, developed by such Executive or any other of his Executive Persons in the course of such Executive's employment with or founding of the Company (or any Subsidiary) or held for use by such Executive or any other of his Executive Persons for the Company (or any Subsidiary) or used or usable in the business of the Company (or any Subsidiary) or related to "Powr Mastr" or any other product, process, system, apparatus or methodology related to the generation of electricity. Each Executive shall, and shall cause each other of his Executive Persons to, take any and all actions requested at any time or from time to time by the Company to effectuate such assignment and transfer, without compensation to the Executive or any Executive Person. Stinson, as a capital contribution to the Company for the purpose of inducing third parties to engage in potential strategic transactions with the Company, hereby assigns and transfers to the Company any and all right, title and interest he or any other of his Executive Persons has or may have had in the equipment and machinery listed on Schedule 3(b) hereto, without compensation to Stinson or any Executive Person.

      (c) Contemporaneously with the execution and delivery of this Agreement, each of Mrs. Meisinger and Mrs. Stinson are executing and delivering spousal consents, substantially in the form of Exhibit 3(c) hereto (together, the "Spousal Consents").

      (d) Contemporaneously with the execution and delivery of this Agreement, Meisinger is delivering 10,000 shares of Common Stock to Doug Hoitenga.

4. ADDITIONAL CAPITAL CONTRIBUTION. Each Executive agrees to pay as a capital contribution to the Company, for the purpose of inducing third parties to engage in potential strategic transactions with the Company, $6,378,500.00, as described below, and the other amounts payable under the Notes. Contemporaneously with the execution and delivery of this Agreement, each Executive is delivering to the Company, by wire transfer of immediately available funds, $1,250,000, and each Executive is executing and delivering to the Company a promissory note for the balance of his capital contribution in the form of Exhibit 4-A hereto (together, the "Notes"). Each Executive hereby grants to the Company a first priority perfected security interest in all of the shares of Common Stock (other than the Meisinger Excluded Shares) beneficially owned by the Executive (together with the proceeds thereof) to secure such Executive's obligations hereunder and his obligations to pay any and all amounts outstanding from time to time under the Note executed by him and delivered to the Company, including interest thereon and costs and expenses payable thereunder. Contemporaneously with the execution and delivery of this Agreement, each Executive is executing and delivering (or causing the appropriate Executive Person to execute and deliver) to the Company a pledge agreement, in the form of
Exhibit 4-B hereto (together, the "Pledge Agreements" and, together with the Notes, the Release (as defined below), the Voting Agreement, and the Spousal Consents, the "Concurrent Agreements"), to effectuate such security interests. Contemporaneously with the execution and delivery of this Agreement, each Executive is executing and delivering to the Company a release in the form of
Exhibit 4-C hereto (the "Release").

5.    TRANSFER RESTRICTIONS.

      (a) Except as required by this Agreement, the Pledge Agreements or the Voting Agreement, each Executive shall not, and each Executive shall use his best efforts to cause each other Executive Person not to, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase, or otherwise dispose of, or transfer (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other disposition or transfer), or otherwise reduce his risk with respect to, any of the Remaining Shares, as defined herein (each, a "Transfer"), unless such Remaining Shares are Transferred (i) for cash proceeds (or other consideration acceptable to the Company in its sole discretion) of not less than $9.00 per share (net only of commissions and other transaction expenses not exceeding in the aggregate 10% of the gross cash proceeds received by the Executive in the Transfer) (such price per share and percentage relating to commissions and other transaction expenses to be adjusted proportionately in the event of any stock split, stock dividend, reclassification, subdivision, combination, share exchange (in a merger, consolidation or other business combination or corporate transaction) or similar occurrences, or the distribution, substitution or exchange of, or the issuance of any, Other Securities (as defined and described below) relating to the Common Stock), (ii) in a bona fide transaction pursuant to arms' length negotiations or on the primary stock exchange on which the Common Stock is then traded or the Nasdaq National Market if the Common Stock is traded thereon, (iii) to a Person that is not an Executive or an Executive Person of either Executive and (iv) if the Executive applies the proceeds from such Transfer first to satisfy the Note executed by him and delivered to the Company. The Transfer restrictions set forth in the preceding sentence shall lapse with respect to an Executive (and not with respect to the other Executive) on the date on which the Note executed and delivered by such Executive to the Company is indefeasibly paid in full and cancelled; and after the indefeasible payment in full of all amounts due and payable under the Note executed and delivered by such Executive to the Company, such Executive may retain the proceeds received by such Executive in any Transfer of Remaining Shares. The Company will cause the legend required by
Section 5(d) of this Agreement to be removed (1) from any Remaining Shares that are Transferred in compliance with this Agreement and the Concurrent Agreements, and (2) as to each Executive, upon the lapse of the Transfer restrictions with respect to that Executive. For purposes of this Section 5, "reducing risk" includes any short-sale, any purchase, sale or issuance of options or other derivative securities, any pledge or financing or any other similar transaction. In the event that securities, whether of the Company or another entity ("Other Securities"), are distributed in respect of or substituted or exchanged for or paid as a dividend on the Remaining Shares in connection with any stock split, dividend, spin-off or combination or any liquidation, winding-up, reclassification, recapitalization, merger, consolidation, exchange offer (or otherwise) or other similar reorganization or business combination, the provisions of this Section 5 shall apply to such Other Securities (other than Other Securities issued or distributed in respect of Meisinger Excluded Shares) mutatis mutandis in proportion to the number of Other Securities distributed, substituted, exchanged or paid per share of Common Stock. (For the avoidance of doubt, no Other Security may be Transferred unless the Executive receives only cash consideration (or other consideration acceptable to the Company in its sole discretion) in connection with such Transfer, the minimum price received by the Executive effectuating such Transfer per Other Security in connection with such Transfer is equal to the product of $9.00 and a fraction, the numerator of which is one and the denominator of which is the number (or fraction of unit) of Other Securities received by the Executives per Remaining Share and the proceeds from any such Transfer (net only of commissions and other transaction expenses not exceeding in the aggregate 10% of the gross cash proceeds received by the Executive in the Transfer) are used to repay amounts then outstanding under the Note executed and delivered by such Executive to the Company.) This Section 5 shall not apply to the Meisinger Excluded Shares.

            Notwithstanding anything to the contrary set forth in this Agreement, (i) each Executive shall not, and shall use his best efforts to cause each other Executive Person not to, Transfer any Remaining Shares during the six-month period commencing on the date of this Agreement (other than as required by this Agreement or any Concurrent Agreement), (ii) each Executive shall not, and shall use his best efforts to cause each other Executive Person not to, Transfer any Common Stock to any Person whose products or activities compete in whole or in part with the products or activities of the Company anywhere in the world if, after giving effect to such Transfer, such Person (together with its Affiliates and Associates), would beneficially own more than 15% of the outstanding equity securities of the Company, (iii) each Executive shall not, and shall use his best efforts to cause each other Executive Person not to, Transfer any shares of Common

Stock other than in compliance with all applicable laws (including the Securities Act (as defined below) and state securities or "blue sky" laws) and
(iv) after the occurrence of an Event of Default (as defined in the applicable
Note) under the Note executed and delivered by the Executive, neither such Executive nor his Executive Persons may Transfer any shares of Common Stock (except the Company may exercise its rights and remedies provided under the applicable Pledge Agreement with respect to the Collateral (as defined in the applicable Pledge Agreement)).

      (b) In addition to the restrictions set forth in Section 5(a), and except as required by this Agreement or the Concurrent Agreements, neither Executive shall, and each Executive shall use his respective best efforts to cause each other of his Executive Persons not to, without the prior written consent of the Company, directly or indirectly, Transfer (i) any shares of Common Stock or other securities of the Company (other than the Meisinger Excluded Shares), or
(ii) any other securities convertible into, or exchangeable or exercisable for, any shares of Common Stock or other shares of capital stock of the Company or such similar securities, beneficially owned by such Executive or any other Executive Person on the date of this Agreement or hereafter acquired, for the 180-day period starting on the date of any final prospectus filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), or, if no filing under Rule 424(b) is made, the effective date of a registration statement filed by the Company under the Securities Act which includes a final prospectus; provided, that if the "lock-up" period applicable to the executive officers of the Company who execute "lock-up" agreements is shorter than 180 days, such shorter period shall apply to the Executives and their respective Executive Persons.

      (c) Any purported Transfer in violation of any provision of this Agreement or any of the Concurrent Agreements shall be null and void ab initio.

      (d) Contemporaneously with the execution and delivery of this Agreement, each Executive is submitting to the Company certificates representing the Remaining Shares (other than the Meisinger Excluded Shares). All certificates representing the Remaining Shares (other than the Meisinger Excluded Shares), in addition to the legends required by the Concurrent Agreements, shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "The shares represented by this certificate are subject to the terms and conditions of a Separation and Release Agreement, dated as of February 28, 2001, and may not be transferred except in compliance therewith."

      (e) If and to the extent that the Company grants any member of the board of directors or executive officer of the Company (i) rights to "demand" that the Company register the resale of his or her shares of Common Stock under the Securities Act (but specifically excluding any registration of Common Stock on a registration statement on Form S-8 (or any resale prospectus in the form of an S-3 prospectus included in a registration statement on Form S-8), other than a registration statement on Form S-8 that includes a resale prospectus), or (ii) "piggy-back" registration rights with respect to his or her shares of Common Stock, the Company shall afford the same right to the Executives solely and only to the extent that members of the board of directors or executive officers of the Company have such right and, with respect to registrations of Common Stock on a registration statement on Form S-8, solely and only to the extent that the Executives' shares of Common Stock are eligible for inclusion therein.

      (f) Procedures for Transfer. Prior to effectuating any proposed Transfer of Remaining Shares (other than pursuant to a public offering registered under the Securities Act), an Executive shall deliver to the Company (i) written notice ("Transfer Notice") stating his desire to effect such proposed Transfer, the manner in which the proposed Transfer of the Remaining Shares is to be made, the number of Remaining Shares proposed to be transferred, the name of the transferee (and, if it is not an individual, the name of the directors, officers, members or partners (or Persons serving in analogous capacities) and principal equity holders of such transferee) and such other facts as are reasonably requested by the Company to enable it to understand the proposed Transfer and to determine whether such proposed Transfer will be made in compliance with this Agreement and the Concurrent Agreements and (ii) an opinion of counsel for such Executive reasonably satisfactory in form and scope to the Company reciting the facts and circumstances of the proposed Transfer and stating that such Transfer may be made without compliance with the registration requirements of the Securities Act or any state securities laws (the "Opinion"). No Transfer described in or contemplated by a Transfer Notice and Opinion may be made by such Executive for at least four business days after the Company receives the Transfer Notice and Opinion. If the Company does not deliver to the Executive a written objection to the proposed Transfer described in the Transfer Notice and Opinion within four business days after the Company receives the Transfer Notice and Opinion, the Executive shall be entitled to Transfer the Remaining Shares identified in the Transfer Notice and Opinion, but only if such Transfer is made within 30 days of the date on which the Transfer Notice and Opinion were delivered to the Company, and strictly in accordance with the terms described in the Transfer Notice and Opinion and in compliance with this Agreement and the Concurrent Agreements; provided, however, if the Company provides the Executive with a notice of an objection to such Transfer within such four-business day period such Transfer may not be made unless and until copies of the Transfer Notice and Opinion and the objection are delivered to a nationally-recognized law firm mutually selected by the Company and such Executive (whose fees and expenses shall be shared equally by the Company and such Executive) and such firm renders an opinion that the Transfer described in the Transfer Notice and Opinion may be made without compliance with the registration requirements of the Securities Act or state securities laws, in which case the Transfer of the Remaining Shares identified in the Transfer Notice may be made but only if such Transfer is made within 30 days of the date on which such opinion was delivered to the Company, and strictly in accordance with the terms described in the Transfer Notice and Opinion and in compliance with this Agreement and the Concurrent Agreements; if such firm does not render such an opinion, the Remaining Shares may not be Transferred unless the procedures described in this Section 5(f) are again complied with and such Transfer is made in compliance with the other provisions of this Agreement and the Concurrent Agreements. Notwithstanding anything contained in this Section 5(f) to the contrary, no Transfer by an Executive or other Executive Person may be made unless the Company is reasonably satisfied that such Transfer is made in compliance with the terms and conditions of (x) Section 5 of this Agreement (other than clause (iii) of the last paragraph of Section 5(a) of this Agreement, the standard for assessing compliance with such clause is set forth in this Section 5(f)) and (y) the Concurrent Agreements.

6.    CONFIDENTIALITY; NON-COMPETITION/NON-SOLICITATION.

      (a) Acknowledgments. Each Executive acknowledges and agrees that (i) such Executive has occupied a position of trust and confidence with the Company and the Subsidiaries prior to the date hereof and has become familiar with the following, any and all of which constitute confidential information of the Company and the Subsidiaries: (A) any and all trade secrets concerning the business and affairs of the Company and the Subsidiaries, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs and methods and information of the Company and the Subsidiaries) and any other information, however documented, of the Company and the Subsidiaries that is a trade secret; (B) any and all information concerning the business and affairs of the Company and the Subsidiaries (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; (C) any and all patents (and related applications), trademarks (registered or not), trade names and copyrights (and related applications) of the Company and the Subsidiaries; and (D) any and all notes, analyses, compilations, studies, summaries and other material prepared by or for the Company and the Subsidiaries containing or based, in whole or in part, on any information included in the foregoing (collectively the items referred to in the foregoing clauses (A), (B), (C) and (D) are "Confidential Information"), (ii) the Company plans to market its products throughout the world and such Executive has been in a position to know of such plans, (iii) the business of the Company and the Subsidiaries is competitive with other businesses that are or could be located in any part of the world; (iv) the provisions of this Section 6 are reasonable and necessary to protect and preserve the business of the Company and the Subsidiaries and (v) the Company and the Subsidiaries would be irreparably damaged if such Executive were to breach the covenants set forth in this Section 6.

      (b) Confidentiality. Each Executive acknowledges and agrees that all Confidential Information and all of the items enumerated in Section 3(b) known or obtained by such Executive, whether before or after the date hereof, is the property of the Company and the Subsidiaries. Therefore, each Executive agrees that such Executive will not (i) at any time disclose to any Person or use for his own account or for the benefit of any other Person any trade secrets, and
(ii) for a period of five years following the date hereof, disclose to any Person or use for his own account or for the benefit of any other Person any Confidential Information or any of the items enumerated in Section 3(b) (other than trade secrets, which are covered by clause (i)), in either case whether such Executive has such information in his memory or embodied in writing or other physical form. Each Executive agrees to deliver, and to use his best efforts to cause each Executive Person to deliver, to the Company at the time of execution of this Agreement, and at any other time as the Company may request, all documents, memoranda, notes, plans, records, reports and other documentation, models, components, devices or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the business, operations or affairs of the Company or any of its Subsidiaries and any other Confidential Information and all of the items enumerated in Section 3(b) that such Executive or any Executive Person may then possess or have under his or its Control. Notwithstanding anything to the contrary in this Section 6(b), Confidential Information shall not include information which (i) is or becomes part of the public domain through no breach of this Agreement or fault of either Executive, (ii) has in good faith been received by such Executive after the date of this Agreement from a third party without breach of this Agreement or any other agreement with the Company, (iii) has by written authorization of the Company been approved for release or disclosure by such Executive, or (iv) is required by law to be disclosed pursuant to a subpoena or order of a court or government agency; provided that such Executive shall promptly notify the Company of any such subpoena or order, and such Executive shall use his best efforts to cooperate, at the Company's expense, in any effort to obtain a protective order from the issuing court or government agency limiting disclosure or use of the information.

      (c) Non-Competition/Non-Solicitation. As an inducement for the Company to enter into this Agreement, each Executive agrees that, for the period (the "Non-Compete Period") commencing on the date hereof and ending on the date which is the third anniversary of the date hereof:

            (i) Such Executive will not, directly or indirectly, engage or invest in, own, manage, operate, finance, Control or participate in the ownership, management, operation, financing or Control of, be employed by, associated with or in any manner connected with, lend such Executive's name or any similar name to, lend such Executive's credit to, or render services or advice to, any business or Person whose products, services or activities compete in whole or in part with the products, services or activities of the Company anywhere in the world; provided, however, that such Executive may purchase or otherwise acquire up to (but not more than) five percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange and have been registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For purposes hereof, a product, service or activity will be deemed to compete with a product, service or activity of the Company if (A) the Company produces or provides a similar product or service or engages or intends to engage in a similar activity, and (B) the Company is either presently marketing such product or service or a similar product or service relating thereto within a geographic region served by such competitor or the Company has taken active steps to market such product or service within such geographic region. Each Executive agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

            (ii) Such Executive will not, directly or indirectly, either for himself or any Executive Person or any other Person (A) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, (B) in any way interfere with the relationship between the Company or any Subsidiary and any employee of the Company or such Subsidiary, (C) employ, or otherwise engage as an employee, independent contractor or otherwise, any employee of the Company or any Subsidiary or (D) induce or attempt to induce any customer, supplier, licensee or business relation of the Company or any Subsidiary to cease doing business with the Company or any

      Subsidiary, or in any way interfere with the relationship between any customer, supplier, licensee or business relation of the Company or any Subsidiary.

            (iii) Such Executive will not, directly or indirectly, either for himself or any Executive Person or any other Person, solicit the business of any Person known to such Executive to be a customer of the Company or any Subsidiary, whether or not such Executive had personal contact with such Person prior to the date of this Agreement.

      (d) In the event of a breach by an Executive of any covenant set forth in
Section 6(c) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach. If such Executive breaches any of such covenants, the Company, in addition to its rights to damages and any other remedies it may have, shall be entitled to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions hereof, it being agreed that monetary damages alone would be inadequate to compensate the Company and would be an inadequate remedy for such breach. Each Executive agrees to waive any requirement that a bond be posted in connection with such an injunction. In addition, in the event of any material breach of Section 6(c), the Company may exercise its rights under
Section 15.

      (e) Neither Executive will, at any time, disparage the Company or any Subsidiary or any of their respective shareholders, directors, officers, employees or agents. The Company will not, at any time, disparage either Executive; provided, that the Company shall be permitted to disclose information regarding the business of the Company, the financial affairs, situation and statements of the Company (historical, projected and including an analysis thereof), transactions undertaken by the Company (including transactions involving the Executives), past, present and future management of the Company and this Agreement and the Concurrent Agreements to the extent it deems reasonably necessary in connection with communications to potential investors in the Company, potential strategic transaction partners of the Company, existing or prospective shareholders of the Company, and/or filings made by the Company under the Securities Act or the Exchange Act or under state securities laws; further, the Company shall be permitted to file copies of this Agreement and the Concurrent Agreements with the Securities and Exchange Commission and state securities commissions, authorities or regulators and any exchange or market on which the Common Stock may be traded.

      (f) Each Executive will, during the period commencing on the date hereof and ending on the last day of the Non-Compete Period, promptly after accepting any employment, advise the Company of the identity of such employer of such Executive. The Company may serve notice upon each such employer that such Executive is bound by this Agreement and furnish such employer with the first page, the signature pages and Section 6(c), of this Agreement.

      (g) Each Executive acknowledges and agrees that the provisions of this
Section 6 are reasonable and necessary to protect and preserve the business of the Company and the Subsidiaries.

7. INFORMATION. For so long as an Executive owns of record any Remaining Shares, the Company and its successors shall provide to such Executive copies of such reports or other information as the Company or any such successor shall file with the Securities and Exchange Commission under the Securities Act or the Exchange Act, together with such other information and reports as is generally provided by the Company to all of its shareholders, if any.

8. [INTENTIONALLY OMITTED.]

9. PARTICIPATION; OTHER PROCEEDINGS. Each Executive agrees that, to the fullest extent permitted by law, he will not voluntarily participate in or assist in any litigation or other legal proceeding brought against or involving the Company or any Subsidiary unless he is compelled to do so pursuant to proper legal process. Each Executive further covenants and agrees that he will make himself available with reasonable prior notice at reasonable times, at the Company's reasonable expense, to cooperate with the Company and each Subsidiary and each of their respective officers, directors, Affiliates and agents in the event that any action, claim or proceeding is brought against the Company or any Subsidiary or any of their respective officers, directors, Affiliates or agents as a result of any action or non-action by such Executive or in which such Executive's conduct is at issue. The Company shall promptly reimburse such Executive for his reasonable documented expenses incurred in connection with such cooperation to the extent they are pre-approved in writing by the Company.

10. SURRENDER OF PROPERTY. Within seven days of the date of this Agreement, each of the Executives shall return to the Company all Company property, including any and all office equipment, computer equipment, keys, furniture, fixtures and vehicles, including, without limitation, the items identified on Schedule 10 hereto and all Company books and records in his possession or under his control. The Company has caused Stinson to be released from liabilities owing to credit card companies with respect to credit cards issued by the Company to its employees.

11. MUTUAL RELEASES.

      (a) General Release by the Executives.

            (i) Effective on the date hereof, in consideration of this Agreement and the other good and valuable consideration provided to the Executives pursuant to this Agreement and otherwise, each Executive, for himself and his Executive Persons, hereby irrevocably and unconditionally releases, waives and forever discharges the Company and each Subsidiary and their respective past, present and future Affiliates, stockholders, officers, directors, employees, agents and Controlling Persons, and the respective heirs, administrators, successors and assigns of each of the foregoing (each, a "Company Releasee"), jointly and individually, from any and all actions, causes of action, claims, demands, damages, rights, remedies and liabilities of whatsoever kind or character, in law or equity, suspected or unsuspected, past or present, that he has ever had, may now have or may later assert against the Company Releasees (or any of them), from the beginning of time, (collectively, the "Claims"), including, without limitation: (A) any claims arising out of or related to any federal, state and/or local labor, employment rights or civil rights laws including, without limitation, the federal Civil Rights Acts of 1866, 1871, 1964 and 1991, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act of 1938 and any and all Nevada state anti-discrimination statutes and Nevada state wage and hour laws, and (B) any and all other of the Claims arising out of or related to any contract, agreement or understanding (including, without limitation, the Company Agreements), any and all other federal, state or local constitutions, statutes, rules or regulations, or under any common law right of any kind whatsoever, any breach of any Company Releasee's policies, rules, regulations, handbooks or manuals, breach of express or implied contract or covenants of good faith, wrongful discharge or dismissal, and/or failure to pay in whole or part any compensation of any kind, third-party beneficiary claims or any compensatory or consequential damages, punitive or liquidated damages, attorneys' fees, costs, disbursements or expenses, but specifically excluding (a) Claims arising under or related to the Age Discrimination in Employment Act of 1967, as amended by, inter alia, the Older Workers Benefit Protection Act of 1990 ("ADEA Claims"), (b) Claims arising from events occurring after the date of this Agreement or (c) Claims arising under any of the Concurrent Agreements. Neither Executive shall assert in any forum or in any manner any Claim other than ADEA Claims.

            (ii) To the fullest extent permitted by law, each Executive represents, warrants and agrees effective on the date hereof that (i) he has not lodged and will not, directly or indirectly, lodge any formal or informal complaint in any forum in any jurisdiction arising out of or related to the Claims (other than ADEA Claims) and (ii) he has not and will not assign any of the Claims (other than ADEA Claims) to any other Person.

            (iii) Execution of this Agreement by each Executive operates as a complete bar and defense against any and all of the Claims (other than ADEA Claims) against any of the Company Releasees. If either Executive should hereafter make any of the Claims (other than ADEA Claims) in any proceeding against any of the Company Releasees, this Agreement may be raised as and shall constitute a complete bar to any such proceeding, and the Company Releasees, or any of them, shall be entitled to and shall recover from such Executive, all costs incurred, including attorneys' fees, in defending against any such proceeding.

            (iv) Each Executive represents and warrants, acknowledges and agrees that he has been paid by the Company all compensation due and owing to him through the date his employment with the Company was terminated, and that all personal property owned by him which was in the possession, custody or control of the Company was paid for by him with his own personal funds and has been returned to him except the personal property listed on Schedule 11a(iv), which each Executive represents, warrants, acknowledges and agrees was paid for by him with his own personal funds, and which the Company agrees to promptly return to the Executives within seven days of the date of this Agreement.

      (b) Release by the Company. The Company hereby releases each Executive, his heirs and administrators from any and all actions, causes of action, claims, demands, damages, rights, remedies and liabilities the Company may have against such Executive arising in connection with the repurchase by the Company of shares of Common Stock held by such Executive during the period commencing on January 1, 2000 and ending on August 30, 2000, but specifically excluding any action, cause of action, claim, demand, damage, right, remedy and liability (i) arising after the date hereof, (ii) arising under the Assignments or (iii) arising under this Agreement or any of the Concurrent Agreements (collectively, but specifically excluding the matters described in clauses (i) through (iii), the "Executive Released Claims").

            To the fullest extent permitted by law, the Company represents, warrants and agrees effective on the date hereof that (i) it has not lodged and will not, directly or indirectly, lodge any formal or informal complaint in any forum in any jurisdiction arising out of or related to the Executive Released Claim, and (ii) it has not and will not assign any of the Executive Released Claim to any other Person.

            To the fullest extent permitted by law, execution of this Agreement by the Company operates as a complete bar and defense against any Executive Released Claim against each Executive. If the Company should hereafter make any Executive Released Claim in any proceeding against any Executive, this Agreement may be raised as and shall constitute a complete bar to any such proceeding, and each Executive, shall be entitled to and shall recover from the Company all costs incurred, including attorneys' fees, in defending against any such proceeding.

12.   REPRESENTATIONS AND WARRANTIES.

      (a) Representations and Warranties of the Executives. Each Executive, individually as to himself, hereby represents and warrants to the Company as follows, which representations and warranties shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby:

            (i) Authorization. Such Executive has the right and capacity to execute, deliver and perform this Agreement and each Concurrent Agreement to which he is a party. This Agreement has been executed and delivered by such Executive and constitutes a legal, valid and binding obligation of such Executive, enforceable against such Executive in accordance with its terms. Each Concurrent Agreement to which he is a party, when executed and delivered by each of such Executive, will be duly executed and delivered by such Executive and will constitute a legal, valid and binding obligation of such Executive, enforceable against such Executive in accordance with its terms.

            (ii) No Conflict. The execution and delivery of this Agreement and the Concurrent Agreements (to the extent he is a party) by such Executive, the performance by such Executive of his obligations hereunder and thereunder and the consummation of the transactions contemplated by this Agreement and the Concurrent Agreements do not and will not: (A) violate, contravene, breach or constitute a default under, any contract, agreement, indenture or instrument to which such Executive is a party, or by which any of his property or assets are bound, or to which he may be subject (including, without limitation, the Company Agreements); or (B) violate, contravene or breach any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to such Executive.

            (iii) Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental authority or other Person, is required and has not been obtained, in connection with the execution, delivery and performance of this Agreement or the Concurrent Agreements or the consummation of the transactions contemplated hereby or thereby by such Executive.

            (iv) Company Common Stock. Each Executive Person is identified on
      Schedule 12 hereto. Immediately prior to the execution and delivery of this Agreement, such Executive Person beneficially owned or otherwise had a beneficial interest in, or held of record, the number of shares of Common Stock (including as to Meisinger, the Meisinger Excluded Shares) set forth opposite such Executive Person's name on Schedule 12 hereto and, without giving effect to Section 2, the Options and Rights set forth opposite such Executive Person's name on Schedule 12 hereto. Immediately prior to the execution and delivery of this Agreement, Meisinger beneficially owned or otherwise had a beneficial interest in, or held of record, 1,079,875 shares of Common Stock and, without giving effect to
      Section 2, Options to purchase 300,000 shares of Common Stock and no Rights. Immediately prior to the execution and delivery of this Agreement, Stinson beneficially owned or otherwise had a beneficial interest in, or held of record, 1,132,075 shares of Common Stock and, without giving effect to Section 2, Options to purchase 300,000 shares of Common Stock and no Rights. After giving effect to the transactions contemplated hereby, Meisinger, together with all of his other Executive Persons, will have beneficial ownership and record ownership of, or otherwise have a beneficial interest in, 865,000 shares of Common Stock (excluding the Meisinger Excluded Shares), and Stinson, together with all of his other Executive Persons, will have beneficial ownership and record ownership of, or otherwise have a beneficial interest in, 875,000 shares of Common Stock (as to each Executive, the shares of Common Stock referred to in the forepart of this sentence as beneficially owned by such Executive or his respective Executive Persons or in which such Executive or his respective Executive Persons have a beneficial interest in, are the "Remaining Shares"), and neither Executive nor any Executive Person will have any beneficial or record ownership of, or beneficial interest in, any Options or Rights. No Executive or other Executive Person has beneficial ownership of or a beneficial interest in any equity securities or other securities of American Development and Management Company. After giving effect to the transactions contemplated hereby, other than the Remaining Shares (and the Meisinger Excluded Shares), (A) neither Executive nor any Executive Person beneficially owns or otherwise has any beneficial interest in any shares of capital stock or other equity securities (as defined in Rule 3a11-1 promulgated under the Exchange Act) or other securities of the Company or any Subsidiary, (B) neither Executive nor any Executive Person owns (beneficially or otherwise or has any beneficial interest in) any subscriptions, options, rights, warrants, convertible securities, calls or demands to purchase any securities of the Company or any Subsidiary and
      (C) neither Executive nor any

      Executive Person is a party to any agreements or commitments of any kind relating to the issuance, sale or transfer of any shares of capital stock, equity securities or other securities of the Company or any Subsidiary other than this Agreement and the Concurrent Agreements. The Surrendered Shares are being transferred to the Company by the Executives free and clear of any Liens (as defined in the Pledge Agreements), restrictions on transfer, charges, encumbrances, security interests, options, mortgages, liabilities, pledges, conditional sale agreements or other adverse claims. Upon consummation of the transactions contemplated by this Agreement, the Company shall acquire good, clear and valid title to the Surrendered Shares, and the Executives will deliver the Surrendered Shares to the Company, free and clear of any Liens, restrictions on transfer, charges, encumbrances, security interests, options, mortgages, liabilities, pledges, conditional sale agreements or other adverse claims.

            (v) Relationships with Related Persons. Other than as previously transferred to the Company pursuant to the Assignments and except for the Agreement entered into during 1997 between the Company and Apex Capital, the General Warranty Deed, dated as of November 9, 2000, by SMW Enterprises, Inc. in favor of the Company and the equipment and machinery previously transferred by Stinson to the Company identified on Schedule 3(b) hereto, neither Executive nor any Executive Person has, or has ever had, any interest in any property (whether real, personal or mixed and whether tangible or intangible), used in or pertaining to the Company's or any Subsidiary's business. Neither any Executive nor any Executive Person
      (x) has or had or (y) owns or has owned (of record or as a beneficial owner), directly or indirectly, any equity interest or any other financial or profit interest in, any entity that has or had, directly or indirectly,
      (i) business dealings or a financial interest in any transaction with the Company or any Subsidiary, (ii) any relationship with the Company or any Subsidiary as a lender or borrower or (iii) engaged in competition with the Company or any Subsidiary with respect to any line of the products or services of the Company or such Subsidiary. Except for the Company Agreements, a complete and accurate list of which is set forth on Schedule 1 (which have been terminated, severed, cancelled and are null and void), and this Agreement and the Concurrent Agreements, neither the Executives nor any Executive Person is a party to any contract, agreement or understanding with, or has any claim or right against, the Company or any Subsidiary.

            (vi) Confidential Information. No Executive Person has any right, title or interest in and to any Confidential Information.

            (vii) Knowledge. Each of the Executives has received or has had full and complete access to all of the information he considers necessary or appropriate and material to make an informed investment decision with respect to the transactions contemplated by this Agreement. EACH EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE HAS RELIED SOLELY ON HIS OWN KNOWLEDGE AND INVESTIGATION ABOUT THE COMPANY, AND HAS NOT RELIED UPON ANY REPRESENTATIONS OF THE COMPANY IN MAKING HIS DECISION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE CONCURRENT AGREEMENTS, OTHER THAN THOSE SET FORTH IN SECTION 12(b) OF THIS AGREEMENT.

      (b) Representations and Warranties of the Company. The Company hereby represents and warrants to the Executives as follows, which representations and warranties shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby:

            (i) Authorization. The Company is a corporation organized under the laws of the State of Nevada. The Company has the corporate power to execute, deliver and perform this Agreement and the Concurrent Agreements to which it is a party. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Each Concurrent Agreement to which the Company is a party, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

            (ii) No Conflict. The execution and delivery of this Agreement and the Concurrent Agreements to which it is a party by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated by this Agreement and the Concurrent Agreement to which the Company is a party do not and will not: (A) violate, contravene, breach or constitute a default under the articles of incorporation or by-laws of the Company or any contract, agreement, indenture or instrument to which the Company is a party (but excluding any contract, agreement, indenture or instrument with any Executive Person); or (B) violate, contravene or breach any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to the Company.

            (iii) Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental authority or other Person, is required and has not been obtained, in connection with the execution, delivery and performance by the Company of this Agreement and the Concurrent Agreements to which the Company is a party or the consummation of the transactions by the Company contemplated hereby or by such Concurrent Agreements.

13.   INDEMNIFICATION.

      (a) Indemnification by the Executives. Each Executive will indemnify and hold harmless the Company, each Subsidiary, and their respective directors, officers, representatives, stockholders, agents, Controlling Persons and Affiliates (collectively, the "Company Indemnified Persons") for, and will pay to the Company Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim, arising, directly or indirectly, from or in connection with (i) any material breach of any representation or warranty made by such Executive in this Agreement, the Concurrent Agreements or any other certificate or document delivered by such Executive pursuant to this Agreement or any Concurrent Agreement; (ii) any material breach by either Executive of any agreement, covenant or obligation of such Executive in this Agreement (including, without limitation, any provision of Section 1 hereof) or any of the Concurrent Agreements; and
(iii) any claim by any such Executive or any Executive Person of such Executive under any Company Agreement. The remedies provided in this Section 13 will not be exclusive of or limit any other remedies that may be available to the Company or the other Company Indemnified Persons.

      (b) Indemnification by the Company. The Company will indemnify and hold harmless the Executives from any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution in value, whether or not involving a third-party claim, arising, directly or indirectly, from or in connection with (i) any material breach of any representation or warranty made by the Company in this Agreement, the Concurrent Agreements or any other certificate or document delivered by the Company pursuant to this Agreement or any Concurrent Agreement; (ii) any material breach by the Company of any agreement, covenant or obligation of the Company in this Agreement or any of the Concurrent Agreements; and (iii) any claim by a third party against such Executive solely to the extent such claim arises from or relates to action taken by the Executive Committee of the Board of Directors of the Company during the period commencing on February 7, 2001 and ending on the date of this Agreement and such claim is made against such Executive in his capacity as a member of the Board of Directors of the Company.

      (c) Procedure for Indemnification - Third Party Claims.

            (i) Promptly after receipt by an indemnified party under Section 13(a) or (b) of notice of the commencement of any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental authority or arbitrator (a "Proceeding") against it or him, such indemnified party will, if a claim is to be made against such indemnifying party under Section 13(a) or (b), give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve an indemnifying party of any liability that it or he may have to any indemnified party, except to the extent that such indemnifying party demonstrates that the defense of such action is materially prejudiced by the indemnified party's failure to give such notice.

            (ii) If any Proceeding referred to in Section 13(c)(i) is brought against an indemnified party and it or he gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that an indemnifying party wishes (unless (A) such indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (B) such indemnifying party fails to provide reasonable assurance (including posting adequate security) to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding (except as provided in Section 13(c)(v)), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from such indemnifying party to the indemnified party of its or his election to assume the defense of such Proceeding, such indemnifying party will not, as long as it or he diligently conducts such defense, be liable to such indemnified party under this Section 13 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by such indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If an indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by such indemnifying party without the indemnified party's consent (which consent shall not be unreasonably withheld) unless (A) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified parties, and (B) the sole relief provided is monetary damages that are paid in full by such indemnifying party; and
      (iii) such indemnifying party will have no liability with respect to any compromise or settlement of such claims effected without its or his consent (which consent shall not be unreasonably withheld). If notice is given to an indemnifying party by an indemnified party of the commencement of any Proceeding and an indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its or his election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any good faith compromise or settlement effected by the indemnified parties.

            (iii) Notwithstanding the foregoing (except as provided in Section 13(c)(v) hereof), if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or him or its or his Affiliates or Associates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, or a Proceeding may result in monetary damages as to which the indemnifying party has not provided reasonable assurance of its or his financial capacity, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding (and the indemnifying parties shall be jointly and severally responsible for all fees and expenses incurred by an indemnified party in connection therewith), but the indemnifying parties will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without their consent (which may not be unreasonably withheld).

            (iv) The parties hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any indemnified party for purposes of any claim that an indemnified party may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on them with respect to such a claim anywhere in the world.

            (v) Notwithstanding anything to the contrary set forth herein, if indemnification is sought by an Executive with respect to a claim described in clause (iii) of Section 13(b), the Company shall have the exclusive right to defend and control the defense of such Proceeding with counsel selected by the Company in its sole discretion and the Company shall not be responsible for or be obligated to pay the fees and expenses of any counsel of the Executive in connection with such claim or Proceeding.

      (d) Procedure for Indemnification - Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the indemnifying party from whom indemnification is sought.

14. OTHER REMEDIES. Each party to this Agreement acknowledges and agrees that any breach of the provisions of this Agreement would result in irreparable harm to the other party hereto, and that money damages would be both incalculable and an insufficient remedy for any such breach. Accordingly, each such party agrees that in the event of any actual or threatened breach of any provision of this Agreement by such party, the other parties shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including temporary, preliminary and permanent injunctive relief and specific performance. Such remedy shall not be the exclusive remedy for any breach of this Agreement by a party hereto but shall be in addition to all other remedies available at law or equity or pursuant to this Agreement. The rights and remedies of the parties under this Agreement are cumulative and not alternative.

15. REPURCHASE OPTION. In addition to the other rights and remedies of the Company at law or in equity or pursuant to this Agreement, in the event that an Executive breaches in any material respect any covenant or obligation of such Executive set forth in Section 6(c) of this Agreement (a "Breaching Executive"), the Company shall have the right, exercisable at its option and in its sole discretion, to repurchase all or any portion of the Common Stock then beneficially owned or owned of record by the Breaching Executive and the Breaching Executive's Executive Persons (other than the Meisinger Excluded Shares) for a purchase price of $15.00 per share of Common Stock (such purchase price to be adjusted proportionately in the event of any stock split, stock dividend, reclassification, subdivision, combination, share exchange (in a merger, consolidation or other business combination or corporate transaction) or similar occurrences, or the distribution, substitution or exchange for, or the issuance of any, Other Securities (as described below) relating to the Common Stock). Such repurchase right may be exercised by written notice to the Breaching Executive (the "Repurchase Notice"), specifying the number of shares of Common Stock to be repurchased and describing in detail the nature of the material breach, and given to the Breaching Executive within 60 days of the date the Company actually has knowledge of the facts constituting such material breach (or, if the Company shall be legally prevented (whether by contract or by law) from making all or any part of such repurchase during such 60-day period, then such Repurchase Notice may be delivered by the Company on any date within 30 days after the date on which it is first permitted to make such repurchase). Upon the delivery of a Repurchase Notice to the Breaching Executive, the Breaching Executive shall be obligated to sell or cause to be sold to the Company the shares specified in such Repurchase Notice (the "Repurchase Shares") at a closing to be held at the executive offices of the Company (or such other place as may be designated by the Company) to be held on such date specified by the Company in the Repurchase Notice, which shall not be later than the fifth business day following the date of delivery of the Repurchase Notice (the "Repurchase Closing"). The Breaching Executive may not Transfer any Repurchase Shares between the date of delivery of the Repurchase Notice and the date of the Repurchase Closing, other than pursuant to the Repurchase Closing. At the Repurchase Closing, such Repurchase Shares shall be delivered by the Breaching Executive to the Company free and clear of any Liens, restrictions on transfer, charges, encumbrances, security interests, options, mortgages, liabilities, pledges, conditional sale agreements or other adverse claims. Upon delivery of the Repurchase Shares to the Company at the Repurchase Closing, the Breaching Executive will convey to the Company good, clear and valid title to the Repurchase Shares, and the Repurchase Shares will pass to the Company, free and clear of any Liens, restrictions on transfer, charges, encumbrances, security interests, options, mortgages, liabilities, pledges, conditional sale agreements or other adverse claims. At the Repurchase Closing, the Breaching Executive shall deliver to the Company certificate(s) representing the Repurchase Shares, duly endorsed for transfer to the Company, together with a written representation to the effect set forth in the preceding sentence, and the Company shall deliver to the Breaching Executive, by wire transfer of immediately available funds, an amount equal to the product of (x) the number of Repurchase Shares and (y) $15.00. In the event that Other Securities are distributed in respect of or substituted or exchanged for or paid as a dividend on the shares of Common Stock in connection with any stock split, dividend, spin-off or combination or any liquidation, winding-up, reclassification, recapitalization, merger, consolidation, exchange offer (or otherwise) or other similar reorganization or business combination, the provisions of this Section 15 shall apply to such Other Securities (other than Other Securities issued or distributed in respect of Meisinger Excluded Shares) mutatis mutandis in proportion to the number of Other Securities distributed, substituted, exchanged or paid per share of Common Stock.

16. COSTS. Each party hereto will bear its or his own expenses incurred in connection with the preparation of this Agreement and any of the Concurrent Agreements.

17. REPRESENTATION BY COUNSEL. This Agreement was drafted by the Company and its counsel solely as a matter of convenience to the parties, and shall not be construed for or against either party for that reason. The parties acknowledge that they each have been afforded ample opportunity to review and evaluate this Agreement prior to subscribing thereto and that they have been represented and assisted by counsel chosen by them for that purpose. The Executives further acknowledge that they have been advised in writing to consult counsel concerning this Agreement and they have consulted with counsel of their choice. The parties acknowledge and agree that they enter into this Agreement freely and voluntarily, without duress or coercion of any kind, and as an informed and well-reasoned exercise of their respective business judgments.

18. FURTHER ASSURANCES. Each party hereto shall do and perform, or cause to be done and performed, all further acts and shall execute and deliver all other agreements (including, without limitation, the Concurrent Agreements), certificates, instruments and documents as any other party hereto may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

19. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to the principles of conflicts of laws thereof. In addition, each of the parties hereto
(a) consents to submit itself or himself to the non-exclusive personal jurisdiction of any federal court located in the State of Nevada, or any Nevada state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and (b) agrees that it or he will not attempt to deny or defeat such non-exclusive personal jurisdiction by motion or other request for leave from any such court.

20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.

21. NOTICES. All notices, demands, requests or other communications which may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be effective upon receipt, whether mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by courier), or facsimile transmission, addressed as follows (or to such other addresses as a party may specify as to itself by notice to the others):

            If to the Company:

                  Elektryon
                  6565 Spencer Street
                  Suite 206
                  Las Vegas, Nevada 89193
                  Attention:  President
                  Facsimile:  (702) 914-5831

            with a copy to:

                  Kaye, Scholer, Fierman, Hays & Handler,LLP
                  425 Park Avenue
                  New York, New York 10022
                  Attention:  Steven G. Canner, Esq.
                  Facsimile:  (212) 836-8689

             If to the Executives:

                   Phil Meisinger
                   P.O. Box 14506
                   Odessa, Texas 79768-4506
                   Facsimile: (915) 366-1004

                   Gene Stinson
                   P.O. Box 98082
                   Las Vegas, Nevada 89193-8082
                   Facsimile: (702) 451-4778

             with a copy to:

                   Beckley Singleton, Chtd.
                   530 Las Vegas Blvd. South
                   Las Vegas, Nevada 89101
                   Attention: Dan R. Waite, Esq.
                   Facsimile: (702) 385-9447

22. BINDING NATURE OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns, and no other Person shall acquire or have any rights under or by virtue of this Agreement except as contemplated in this Section 22. Each Executive's rights and obligations hereunder may not be assigned or delegated without the express prior written consent of the Company and any attempt to do so thereby shall be null and void. The Company may assign its rights and obligations hereunder to its successors or any other Person to which it shall sell, assign or transfer all or a substantial portion of its assets, and if any securities of a Person other than the Company shall be issued in respect of the Common Stock, such Person may, with the Company's written consent, exercise the rights and remedies of the Company under this Agreement. In the event that any Person shall become a successor to the Company or the Company shall assign its rights to any Person to which it shall sell, assign or transfer all or a substantial portion of its assets, references to the "Company" herein shall be to such successor or other Person. The parties agree that a facsimile signature is just as effective as an original signature.

23. ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Concurrent Agreements, contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof and thereof. This Agreement may not be modified or amended other than by an agreement in writing executed by the parties hereto.

24. SEVERABILITY. Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. Although the restrictions in this Agreement are believed by the parties to be reasonable in all circumstances, if any provision of Section 6 of this Agreement is adjudged by a court of competent jurisdiction to be invalid or unenforceable because the geographic region, business scope, duration or any other aspect thereof is excessive, the parties agree that the court should not strike such provision, but rather shall reform or construe it to make it valid and enforceable to the maximum extent allowed by law.

25. EXHIBITS AND SCHEDULES. The Exhibits and Schedules to this Agreement are incorporated herein by reference and constitute a part of this Agreement.

26. ATTORNEYS' FEES. If any Proceeding is brought to enforce or construe this Agreement or any of the Concurrent Agreements, the prevailing party shall be entitled to an award of his/its reasonable attorneys' fees, costs and expenses.

27. SALE OF COMPANY'S STOCK OR ASSETS. If all or substantially all of the Company's assets are sold or the Company shall engage in a merger, consolidation or liquidation or other business combination transaction, the Remaining Shares will be treated in the same manner as the other shares of Common Stock outstanding at the time of any such transaction.

                                    * * * * *

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                        ELEKTRYON



                                        By: /s/ Michael E. Holmstrom
                                           -------------------------------
                                            Name:  Michael E. Holmstrom
                                            Title: President



                                        /s/ Phil C. Meisinger
                                        -----------------------------------
                                        Phil C. Meisinger



                                        /s/ Gene E. Stinson
                                        -----------------------------------
                                        Gene E. Stinson

                                   SCHEDULE 1

                               COMPANY AGREEMENTS

Assignment of Intellectual Property for Value, dated as of February 12, 1996, by Phil C. Meisinger, Gene E. Stinson and Edwin W. Wheeler in favor of the Company.

Option to Purchase Common Stock of Engine World, Inc., dated as of January 11, 1997, by the Company in favor of Gene Stinson.

Option to Purchase Common Stock of Engine World, Inc., dated as of January 11, 1997, by the Company in favor of Phil C. Meisinger.

Compensation/Consultant Agreement, dated as of February 20, 1999, between the Company and Gene E. Stinson.

Compensation/Consultant Agreement, dated as of February 20, 1999, between the Company and Phil C. Meisinger.

Employment Agreement, dated as of November 10, 2000, between the Company and Phil Meisinger.

Employment Agreement, dated as of November 10, 2000, between the Company and Gene Stinson.

General Warranty Deed, dated as of November 9, 2000, by SMW Enterprises, Inc. in favor of the Company.

Agreement, entered into during 1997, between Engine World, Inc. (n/k/a Elektryon) and Apex Capital.

                                  SCHEDULE 10

                               COMPANY PROPERTY


Meisinger:

1998 GMC Suburban VIN# 1GDEC16R1WJ704991
1986 Cadillac
Two cellular telephones
Fax machine
Credit cards (including those issued in the name of Mrs. Meisinger)

Stinson:

One cellular telephone
Credit cards 2000
Cadillac